Exhibit 10.54

CITY ATTORNEY’S OFFICE

DOCUMENT REVIEW MEMO

Date Received:	2024.10.28

Department:	Economic Development I City Manager

Document Subject/Description:	Amendment to Purchase and Sale Agreement between CoEP and Notes Live.

The City of El Paso, through its Economic Development Department, has entered into a Contract of Sale with Notes Live, Inc., that was approved and authorized by Ordinance No. 019648 (attached) on July 2, 2024. Through said Ordinance, City Manager is authorized to sign all documents necessary to effectuate the transaction.

The attached 2nd Amendment doesn’t change the material terms (acreage, price) of the Ordinance and resulting contract solely extending the Inspection Period through and including December 31, 2024.

Reviewed by:	Juan S. Gonzalez
Senior Assistant City Attorney

Okay to sign:	Yes, /s/ Juan S. Gonzalez

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Second Amendment to Purchase and Sale Agreement (“Second Amendment”)made and entered into as of the 28 day of October, 2024 (the “Amendment Date”), by and between THE CITY OF EL PASO, a Texas home rule municipal corporation (“Seller”), NOTES LIVE, INC., a Colorado corporation (“Purchaser”).

RECITALS:

A. Seller and Purchaser executed that certain Purchase and Sale Agreement, dated June 2, 2024 (the “Agreement”), pursuant to which Seller agreed to sell and Purchaser agreed to purchase certain real property as defined therein, the same being approximately 17 acres located in El Paso County, El Paso, Texas; and

B. Seller and Purchaser desire to amend the Agreement as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this First Amendment and for other good and valuable consideration, which the parties acknowledge receiving, Seller and Purchaser hereby agree as follows:

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2. Inspection Period. Section 6 of the Agreement is hereby amended to extend the Inspection Period through and including December 31, 2024.

3. Miscellaneous. Except as expressly amended by this Second Amendment, all terms and conditions of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and the terms of this Second Amendment, the terms of this Second Amendment shall control. The Agreement, as hereby amended, contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof, and all prior agreements, understandings, representations and statements, oral or written, between Seller and Purchaser are merged into said Agreement. This Second Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together will constitute one instrument. Electronically transmitted signatures (via facsimile, pdf file, or otherwise) shall be deemed as valid as original signatures.

[Signatures on following page]

Executed and effective as of the Amendment Date.

SELLER:

THE CITY OF EL PASO,
a Texas home rule municipal corporation

By:	/s/ Robert Cortinas
Name:	Robert Cortinas
Title:	Chief Financial Officer/ Deputy City Manager

APPROVED AS TO FORM:	APPROVED AS TO CONTENT:

/s/ Juan S. Gonzalez	/s/ Karina Brasgalla
Juan S. Gonzalez	Karina Brasgalla, Interim Director
Senior Assistant City Attorney	Economic & International Development

PURCHASER:

NOTES LIVE, INC.,
a Colorado corporation

By:	/s/ JW Roth
Name:	JW Roth
Title:	Manager